As filed with the Securities and Exchange Commission on December 19, 2012
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ______________

COMMUNITY BANK SYSTEM, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	16-1213679 (I.R.S. Employer Identification No.)

5790 Widewaters Parkway
Dewitt, New York 13214
(Address of Principal Executive Offices) (Zip Code)
__________________

Community Bank System, Inc. 2004 Long-Term Incentive Compensation Program, as Amended
(Full title of the plan)
__________________

George J. Getman, Esq.
Executive Vice President and General Counsel
5790 Widewaters Parkway
DeWitt, New York 13214
(Name and address of agent for service)

(315) 445-2282
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $1.00 par value per share	900,000	$26.34	$23,706,000	$3,234

(1)      Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Community Bank System, Inc. 2004 Long-Term Incentive Compensation Program, as amended, as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Community Bank System, Inc. pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)      Estimated pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of Community Bank System, Inc.’s common stock on December 14, 2012, as reported on the New York Stock Exchange.

Explanatory Note

This Registration Statement is filed pursuant to Item E of the General Instructions to Form S-8 to register an additional 900,000 shares of Community Bank System, Inc. (the “Company”) Common Stock, par value $1.00 per share, for issuance under the Community Bank System, Inc. 2004 Long-Term Incentive Compensation Program, as amended, for which Registration Statements on Form S-8 (Registration Nos. 333-119590 and 333-119887) are already effective.  The contents of the Company’s Registration Statements on Form S-8 (Registration No. 333-119590 and 333-119887) are hereby incorporated by reference and made a part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

5.1	Opinion of counsel as to the validity of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1	Community Bank System, Inc. 2004 Long-Term Incentive Compensation Program, as Amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in DeWitt, New York, on the 19th day of December, 2012.

COMMUNITY BANK SYSTEM, INC.

By: /s/ Mark. E. Tryniski
Mark E. Tryniski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Mark E. Tryniski Mark E. Tryniski	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2012

/s/ Scott A. Kingsley Scott A. Kingsley	Treasurer and Chief Financial Officer (Principal Financial Officer)	December 19, 2012

/s/ Nicholas A. DiCerbo Nicholas A. DiCerbo	Chairman of the Board	December 19, 2012

/s/ Brian R. Ace Brian R. Ace	Director	December 19, 2012

/s/ Mark J. Bolus Mark J. Bolus	Director	December 19, 2012

/s/ Paul M. Cantwell, Jr. Paul M. Cantwell, Jr.	Director	December 19, 2012

/s/ Neil E. Fesette Neil E. Fesette	Director	December 19, 2012

/s/ James A. Gabriel James A. Gabriel	Director	December 19, 2012

/s/ James W. Gibson, Jr. James W. Gibson, Jr.	Director	December 19, 2012

/s/ Edward S. Mucenski Edward S. Mucenski	Director	December 19, 2012

/s/ John Parente John Parente	Director	December 19, 2012

SIGNATURE	TITLE	DATE

/s/ John F. Whipple, Jr. John F. Whipple, Jr.	Director	December 19, 2012

/s/ Alfred S. Whittet Alfred S. Whittet	Director	December 19, 2012

/s/ James A. Wilson James A. Wilson	Director	December 19, 2012

/s/ Brian R. Wright Brian R. Wright	Director	December 19, 2012